                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: December 4, 2000



                                HEALTH-PAK, INC.
             (Exact name of registrant as specified by its charter)



Delaware                          33-24483-NY                    11-2914841
(State or other jurisdic-         (Commission File               (IRS Employer
tion of incorporation)             Number)                       Identification
                                                                 Number)


                  2005 Beechgrove Place, Utica, New York 13501
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (315) 724-8370



Former Name or Former Address If Changed Since Last Report







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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

         Effective Monday, December 4, 2000, Registrant completed the acquisition of Life Energy Technology Holdings, Ltd. ("Life") of Dundalk County, Louth, Ireland, pursuant to an Agreement and Plan of Reorganization entered into by Registrant and Life on November 3, 2000 (the "Agreement").

         Each party agreed to waive certain provisions of the Agreement to expedite the Closing of this acquisition.

         Pursuant to the terms of the Agreement, Registrant issued 15,000,000 shares of its Common Stock in exchange for 100% of the capital stock of Life, making Life a wholly owned subsidiary of Registrant.

         Also effective December 4, 2000, Registrant's Board of Directors took the following actions in furtherance of the acquisition of Life:

         1. Registrant elected four (4) additional directors to fill existing vacancies on Registrant's Board of Directors. The new directors are:

            ALBERT REYNOLDS, CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Reyonlds, is a former Prime Minister of Ireland and also serves as Chairman of Life. Apart from a prestigious political career, Mr. Reynolds brings to Life and Registrant his extensive business experience and international recognition.

            DR. CHRISTOPHER A. MCCORMACK, B.Sc., Ph. D., N.I.H.C., M. PS, M. ARVO, F.F., Ful. S. will serve both as a Director and Chief Executive Officer of Registrant. Dr McCormack also serves as the Chief Executive Officer of Maxol & CB Biofuels and the inventor of the DiGenter'TM' process for BioEthanol'TM' production from biomass. He is also Managing Director of McCormack Consultants Dublin, a Dublin based practice which specializes as a consultant in various areas including, telecommunications, pharmaceuticals, textiles, fuels, transport logistics, strategic planning and corporate structuring. Educated at University College Dublin, Dr. McCormack holds both B.Sc.(1st. Hon's), and a Ph.D., awarded by the National University of Ireland and an N.I.H.C. awarded by the National Institutes of Health at Bethesda Maryland. In addition to being an elected member of both the Physiological Society and the Association for Research in Vision and Ophthalmology Dr. McCormack is a distinguished Fulbright Scholar a Fogarty Fellow and the author of over 100 technical and scientific contributions, including several patents for the production of ethanol as a green fuel alternative from biomass and waste materials.

            SALIM GHAFARI, a specialist in oil and gas operations, is a Director and also serves as Vice-President for Middle Eastern Operations for Life. Mr. Ghafari holds a Masters in Business Administration.







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            TODD F. WALKER. Mr. Walker is a Florida attorney and
            businessman. He is also the founder and President of SIDI, a diversified holding company, which, among other ventures, owns Millennium Licensing Company, owner of the U.S. "MILLENNIUM" trademark for the beverage industry; International Spirits Corporation, Tampa Hotel Development Group and Mad Dogs and Englishmen Restaurant. From 1985 to 1987, Mr. Walker served as a tax attorney for Arthur Andersen & Co.. Mr. Walker graduated Tulane University in 1981 and received his Juris Doctorate and Masters of Business Administration in 1985.

            The present members of Registrant's Board of Directors will also continue to serve in their present capacities as directors.

         2. The Registrant will change its name to Life Energy & Technology Holdings, Inc. and, upon completion of required financial statements for both Registrant and Life, plans to apply for listing on the NASDAQ Market System under the proposed symbol "LETH" which symbol has been reserved by Registrant.

            In connection with the change of name the Registrant will require that all outstanding share certificates be returned to the transfer agent for re-issuance on the basis of one (1) new share for each share presently outstanding.

         A general discussion of the business and present operations of Life was included in Registrant's 8-K Report filed November 11, 2000. Life, which is an energy, technology, natural resources and financial services holding company, conducts its various operations through twenty-three (23) subsidiary companies, six (6) of which are wholly owned, seventeen (17) of which are majority owned and one (Energy Producers Inc.) is 49% owned. More detailed information about Life and Registrant's new and continuing business operations will be provided in a further amendment to this 8-K Report together with all required financial information.

The new principal shareholders and owners of 5% or more of the outstanding common stock of the Registrant are as follows:



NAME                            PERCENTAGE OF                        NUMBER OF SHARES
                                SHARES OWNED
Chelise Investments Ltd.        11.73%                               2,346,000
Fernleigh House
Palace Road
Douglas Isle of Man.

Eden Developments Ltd.              11.73%                              2,346,000
Fernleigh House
Palace Road
Douglas Isle of Man.

Mcintosh                            11.73%                              2,346,000
Fernleigh House
Palace Road
Douglas Isle of Man.

PREVIOUS PRINCIPAL SHAREHOLDERS ARE:
Anthony Liberatore (1)              19.21%                              3,842,044
307 Tumbleweed Drive
Utica, NY 13502

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(1) Subject to the return of 3,729,333 shares per the Agreement.

ITEM 7. FINANCIAL STATEMENTS.

All financial statements required to be filed for Life and Registrant with respect to the acquisition reported herein, including pro-forma financial information, were not ready for filing with this Report. All such financial statements will be filed by an Amendment to this 8-K Report within sixty (60) days of the date hereof.







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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 7, 2000             HEALTH-PAK, INC.




                                              BY: /s/ Christopher A. McCormack
                                                  ----------------------------
                                                  Christopher A. McCormack,
                                                  Chief Executive Officer


                            STATEMENT OF DIFFERENCES
                            ------------------------

The trademark symbol shall be expressed as................................ 'TM'